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                                                                     EXHIBIT 8.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                            New York, New York 10019


                                                               February 27, 2002



Polo Ralph Lauren Corporation
650 Madison Avenue
New York, N.Y. 10022

                         Polo Ralph Lauren Corporation.
                       Registration Statement on Form S-3
                            (Registration No. 333 - )

Ladies and Gentlemen:

                        In connection with the above captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein have the meanings given them in the Registration Statement.

                        For purposes of our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents, records, certificates or other instruments as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

                        The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

                        Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the discussion set forth in the Registration
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Statement under the heading "UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES
HOLDERS" is an accurate general description, under currently applicable law, of the principal United States federal income tax considerations that apply to the Company's Class A common stock.

                        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                                   Very truly yours,

                                    /S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON